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                                                               Sub-Item 77Q1(a)
                              AMENDMENT NO. 1 TO
                                    BYLAWS
                        OF INVESCO VAN KAMPEN BOND FUND

                      Adopted effective December 3, 2012

The Bylaws of Invesco Van Kampen Bond Fund (the "Trust"), adopted effective May 15, 2012, (the "Bylaws"), are hereby amended as follows:

   1. Invesco Van Kampen Bond Fund is now named Invesco Bond Fund.

   2. All references to Invesco Van Kampen Bond Fund in the Bylaws are hereby deleted and replaced with Invesco Bond Fund.